INVESTOR RELATIONS AGREEMENT

This agreement made this 10th day of April, 2006, by and between California Oil & Gas Corp., (the “Company”) and Cypress Point Capital (“Cypress”) #240-222 Baseline Road, Sherwood Park, Alberta, T8H 1S8.

WHEREAS:

A.	The Company is a reporting issuer and requires the services of an investor relations consultant; and

B.

The Company desires to retain Cypress as an investor relations consultant and Cypress has agreed to provide such services to the Company as a Consultant in accordance with the terms and conditions of this agreement (the “Agreement).

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the Company and Cypress hereby agree as follows:

1.

Engagement. The Company hereby retains and engages Cypress as an independent contractor, and not as an employee, agent or officer of the Company, and Cypress hereby accepts such retainer and engagement, to perform the services for the benefit of the Company set forth in paragraph 2 below on the terms and conditions hereinafter set forth, and the Company authorizes Cypress to exercise the powers provided under this Agreement on the terms as hereinafter set forth. The Company hereby authorizes Cypress, subject to the provisions of this Agreement, to do all acts and things as Cypress may in his discretion deem necessary or desirable to enable Cypress to carry out his duties.

2.	Duties and Responsibilities:

2.1	General. As an independent contractor Cypress shall, for and on behalf of the Company:

(a)	assist with the investor relations of the Company pursuant to the terms and the conditions of this agreement;

(b)	implement or cause to be implemented decisions of the Company at the instruction of the Company;

(c)	at all times, be subject to the direction of the Company and shall keep the Company informed as to all matters concerning his activities

(d)	meet the performance standards that may be reasonably prescribed by the Company from time to time; and

(e)

subject always to the general or specific instructions and directions of the President or the board of directors (the “Directors”) of the Company, have full power and authority to provide investor relations services on behalf of the Company except in respect of such matters and duties as by law must be transacted or performed by the Directors or senior officers of the Company.

2.2	Cypress’ activities. As an independent contractor Cypress shall, for and behalf of the Company:

(a)	conform to all lawful instructions and directions from time to time given to him by the officers and Directors of the Company;

(b)	devote sufficient time and attention to the business of the Company;

(c)	assist with coordinating and disseminating of news and information of the Company to the public and to the shareholders of the Company;

(d)	initiate and maintain contact with brokers and brokerage houses to provide them with the news of the Company;

(e)	do all such acts and things as may be required to foster a positive reputation for the Company and its securities in the marketplace

(f)

notify the Company of any major inquiry, complaint or request made by any shareholder of the Company or any regulatory authority and deliver to the Company copies of supporting or contact information in connection with such inquiry, complaint or request;

(g)

perform any other functions or services reasonably required by the Company and within the general scope of Cypress’ duties as set forth in this agreement and otherwise operate and manage the promotional activities of the Company in accordance with and as limited by this agreement;

(h)

perform all other functions relating to promotional activities of the Company as may be customary and usual for the exclusive expert promotion of a company of the size and nature of the Company, in accordance with and as limited by this agreement;

(i)	well and faithfully serve the Company and use his best efforts to promote the interests of the Company

(j)	refrain from acting in any manner contrary to the best interests of the Company or contrary to his duties; and

(k)	comply with all applicable laws

2.3

Dissemination of Information. Cypress shall not disseminate or spread false or misleading information relating to the Company to any person. Cypress shall disseminate any news and information that is specifically authorized by the Company. No act or omission by the Company shall act to waive the requirements of this section 2.3.

2.4

Limitations and Restrictions. Cypress shall not be entitled to enter into any commitment, contractual or otherwise, binding upon, or pledge the credit of, the Company without the express written consent of the President or Directors.

2.5

Impossibility of Performance. If the performance of any duty of Cypress set forth in this agreement is beyond the reasonable control of Cypress shall nonetheless be obliged to use his best efforts to perform such duty and to notify the Company that the performance of such duty is beyond his reasonable control.

3

Independent Contractor. Cypress is retained by the Company hereunder only for the purposes and to the extent set forth in this Agreement, and his relationship to the Company shall at all times be that of an independent contractor. Cypress shall not be deemed for any purposes whatsoever to be an employee, agent, officer or representative of the Company, and shall have no authority to represent the Company or to enter into or to accept any offers, contracts, or agreements on behalf of the Company in any fashion, except as specifically authorized in writing by the Company.

4	Compensation. As compensation for the services performed and to be performed by Cypress pursuant to this Agreement, the Company shall:

(a)	pay Cypress $2500 per month payable in advance on the first day of each month; and

(b)

grant to Cypress 300,000 incentive stock options at an exercise price of $0.85 for a period of two (2) years, subject to regulatory approvals and applicable securities laws under the terms of the stock option agreement as set for by the Company. The options granted to Cypress shall vest over a period of one (1) year as set forth by the following schedule:

75,000 to vest three (3) months from the date of this Agreement

75,000 to vest six (6) months from the date of this Agreement

75,000 to vest nine (9) months from the date of this Agreement

75,000 to vest twelve (12) months from the date of this Agreement

Note: All outstanding stock options granted to the Consultant by the Company that have vested as of the date of termination will expire on the 30th day following the date of termination.

5.

Expenses. During the term of this Agreement, the Company shall pay or reimburse Cypress for all reasonable expenses as may be incurred by Cypress on behalf of the Company in connection with the performance of his duties hereunder, but only to the extent such expenses were either specifically authorized by the President of the Company or incurred in accordance with policies established by the Directors, and provided that Cypress shall furnish the Company with such evidence relating to such expenses as the Company may reasonably require to substantiate such expenses

6.

Term. The term of this agreement shall commence on the date hereof and shall continue for a period of twenty four (24) months, unless otherwise terminated as provided herein. The Company may elect to renew this Agreement by providing Cypress with written notice of its intention to do so at least 30 days prior to the expiration of the current term, failing which this Agreement shall terminate and be of no further force or effect.

7.	Termination.

7.1	General. Subject to section 7.2 hereof, this Agreement may be terminated by:

(a)	the Company, at any time, giving Cypress written notice of such termination at least 30 days prior to the termination date set forth in that notice;

(b)	Cypress, at any time, giving the Company written notice of such termination at least 30 days prior to the termination date set forth in that notice;

(c)	The Company, effective immediately, by notice in writing to Cypress, if at any time Cypress while in the performance of his duties in the reasonable opinion of the Company:

(i)	commits a material breach of a provision of this Agreement; or

(ii)	fails to perform any of his services in the manner or within the time reasonably required by the Company and fails to fully cure or remedy such failure after notice thereof; or

(iii)	is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information relating to the Company; or

(iv)	is unable or unwilling to perform the duties under this Agreement; or

(v)	commits fraud or serious neglect or misconduct in the discharge of his duties hereunder; or

(d)	Cypress, effectively immediately, upon the failure of the Company to grant the stock options provided for in paragraph 4 above as a result of regulatory approvals or securities laws.

7.2

Automatic Termination. If during the term of this Agreement the common shares of the Company are ceased traded or halted by regulatory authorities for a period of more than 30 days, this Agreement will automatically terminate without liability to either party, subject to the right of the Company to elect to continue this Agreement by notice in writing to Cypress. In the event of such termination, Cypress shall not be entitled to any further compensation pursuant to section 4(a) and his stock options shall terminate and not be exercisable.

7.3

Compensation on Termination. Upon termination of this Agreement pursuant to section 7.1 hereof, Cypress shall not be entitled to receive any further compensation pursuant to section 4(a) other than what he has already received and shall be entitled o exercise his options under the terms of the option agreement and the Company’s stock option plan. The Company may offset against any payment owing to Cypress under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or willful wrongful act of Cypress.

8.

Confidentiality. Cypress shall not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any firm, person, corporation or entity, in any manner whatsoever, or use for his own benefit or for the benefit of others, any information concerning or relating to the business of the Company except as permitted by this Agreement. Except as authorized or required by his duties, Cypress shall not reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions or other affairs of the Company of which he becomes aware during the term of this Agreement. Cypress shall keep secret all confidential information entrusted to him and shall not use or attempt this information in any manner which might injure or cause loss, either directly or indirectly, to the Company’s business. This restriction shall continue to apply after the termination of this Agreement but shall cease to apply to information which may come into the public domain, other than as a result of disclosure by Cypress. Cypress will comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. Anything to the contrary notwithstanding, the parties hereto stipulate that any and all knowledge, data and information gathered by Cypress prior to or during the term of this Agreement, is important, material and confidential, and gravely affects the effective and successful conduct of the business of the Company and the Company’s goodwill, and that any breach of the terms of this paragraph, shall be deemed a material breach of this Agreement. These confidentiality provisions shall continue in full force and effect for the lesser of five (5) years after the termination of this Agreement, or the longest period of time found to be enforceable by a court of competent jurisdiction and venue. If any provision of this paragraph shall be determined to be contrary to law, the remainder of this paragraph shall constitute the agreement between the parties.

9.

Other Activities. Cypress shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any other capacity for any other person, firm or company provided such action shall not conflict with Cypress’ obligations to the Company under this Agreement and shall not prevent or hinder Cypress from fulfilling his obligation under this Agreement.

10.

Fiduciary Obligations. Without limiting the generality of the foregoing, during the term of this Agreement, Cypress shall not act in any manner contrary to the terms of this Agreement, or contrary to the best interests of the Company.

11.

Indemnity. Cypress hereby agrees to indemnify and hold the Company harmless, from and against any and all claims, damages, costs, suits or actions and expenses arising out of any breach, violation or non-performance of any covenant, condition or agreement in this Agreement set forth and contained on the part of Cypress to be fulfilled, kept, observed or performed, and this indemnity will survive the termination of this Agreement.

12.	General Provisions

12.1

Notices. All notices requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or Cypress as follows:

To the Company:

California Oil & Gas Corp.

312-407	2 Street SW,

Calgary, Alberta,

T2P2Y3

Attention: John McLeod

To Cypress:

Cypress Point Capital

240-222 Baseline Road

Sherwood Park, Alberta

T8H 1S8

Or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

12.2	Successors. This Agreement shall be binding upon and ensure to the benefit of each of the parties, their respective heirs, legal representatives, successors and assigns.

12.3	Governing Law. The laws of the Province of Alberta shall govern the validity, performance and enforcement of this Agreement.
12.4

Entire Agreement. This Agreement sets forth the entire agreement as to the matter contained herein between the parties, and supersedes and annuls all other agreements, contracts, promises or representations, whether written or oral between the parties. This Agreement may only be amended in writing signed by the parties.

12.5

Forbearance. Any forbearance or failure or delay by either of the parties to exercise any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any such right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power or remedy of either party shall continue in full force and effect until such right, power or remedy is waived specifically by an instrument in writing executed by such party.

12.6

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it.

12.7	Headings. All section heading contained in this Agreement are included for convenience only and form no part of this Agreement between the parties.

12.8

Further Assurances. In addition to the agreements and notices to be delivered as herein provided, each of the parties hereto shall, from time to time upon the reasonable request of the other party, execute and deliver such additional certificates, notices or instruments and shall take such other action as may be reasonably required to carry out the terms of this Agreement more effectively.

12.9

Non-Assignment. The engagement of Cypress’ services hereunder is intended to engage the personal experience and ability of Cypress, and accordingly, the services are too performed solely by Cypress, and this Agreement may not be assigned by Cypress, and terminates if the Company determines that Cypress is unable to perform the services contemplated by this Agreement.

12.10

Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

12.11

Waiver and Consent. No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be consent or waiver to or of any other breach or default in the performance by such other party of the same or any of he obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other shall not be construed to waive or limit the need for such consent or approval in any other instance.

12.12	Time of Essence. Time is of the essence.

12.13

Regulatory Approval. This agreement is subject to all necessary approvals of the relevant regulatory authorities as have jurisdiction and if any of the required approvals are not obtained within 45 days after the date this Agreement is filed with the relevant regulatory authorities, the parties shall forthwith confer and determine whether to alter the terms of this Agreement in order to obtain approval, or to terminate this Agreement. Failure to agree on the appropriate course of action shall result in this Agreement being terminated at the end of this 45-day period.

IN WITNESS WHEREOF THIS AGREEMENT has been executed by the parties hereto as of the day and year first above written.

CALIFORNIA OIL & GAS CORP.

Per:	/s/ John G.F. McLeod
Authorized Signatory

Signed, Sealed and Delivered by		)
Cypress Point Capital in the presence of:		)
)
		)	CYPRESS POINT CAPITAL
)
/s/ Rudy De Jonge____________________		)
Signature of Witness		)
		)	Per:	/s/ Ryan Mulhearn
		)		Authorized Signatory
)
Name:	Rudy De Jonge________________	)
)
)
Address: 305 – 1812 Greer Ave._ _______		)
)
Vancouver, BC_V6J 1C5 _____		)
)
)
Occupation: Businessman_____________		)